EXHIBIT 10.3

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of October __, 2011, by and among GreenHouse Holdings, Inc., a Nevada corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, the Company and each Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers (the “Offering”), as provided herein, and such Subscribers shall purchase $500,000 (the “Principal Amount”) of a 8% Senior Secured Convertible Note (the “Note” or “Note”) of the Company, a form of which is annexed hereto as Exhibit A;

WHEREAS, the Note shall be offered at a purchase price of $500,000 (the “Purchase Price”) and shall mature on the date that is six (6) months following the Closing Date (the “Maturity Date”).  Additionally, such Note shall be convertible into shares of the Company’s Common Stock (the “Note Conversion Shares”) at any time prior to the Maturity Date at an initial price per share equal to 70% of the volume weighted average price for the twenty (20) trading days prior to the date a notice of conversion is given to the Company (the “Conversion Price”).

WHEREAS, the Company and Premier Alliance Group, Inc. (“Premier”) contemplate a merger between the companies (the “Merger”).  Should the Merger be completed, the Note will automatically convert into such number of shares of the Company’s Common Stock equal to $500,000 divided by the opening bid price of the shares of the merged entities on the day after the closing of the Merger.  Such shares shall be factored into the pro rata split between the two companies as credited to Premier Alliance Group, Inc. and debited to the Company (the “Mandatory Conversion Shares”) (the Note Conversion Shares and the Mandatory Conversion Shares are collectively referred to herein as the “Conversion Shares”).  The Note and Conversion Shares are collectively referred to herein as (the “Securities”); and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.   Closing Date.

(a)    The “Closing Date” shall be on or before October __, 2011, unless extended at the option of the Company. The consummation of the transactions contemplated herein shall take place at the offices of Premier Alliance Group, Inc., 4521 Sharon Road, Charlotte, North Carolina 28211, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, Subscribers shall purchase and the Company shall sell to Subscribers the Note in the Principal Amount of up to $500,000.

(b)   Closing Conditions of the Company.  The obligation of the Subscribers hereunder to purchase the Securities is subject to the satisfaction or waiver at or before the Closing, of each of the conditions set forth below:

(i)           delivery of all executed Transaction Documents (as defined herein);

(ii)           delivery of all completed Schedules and Exhibits to this Agreement;

(iii)           the representations made by the Company in Section 5 are true and correct as of the Closing Date; and

(iv)           delivery of a corporate resolution authorizing the Offering as contemplated in the Transaction Documents and approving the entry into the Transaction Documents.

2.   Notes.

(a)   Note.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each subscriber shall purchase and the Company shall sell to each Subscriber a Note in the Principal Amount designated on the signature page hereto for such Subscriber’s Principal Amount indicated thereon.

(b)   Allocation of Purchase Price.   The Purchase Price will be allocated among the components of the Securities so that each component of the Securities will be fully paid and nonassessable.

3.   Security Interest.   The Subscribers will be granted a security interest in the assets of the Company, which security interest will be memorialized in a “Security Agreement,” a form of which is annexed hereto as Exhibit B.  The Company will execute such other agreements, documents and financing statements reasonably requested by the Subscribers, which will be filed at the Company’s expense with the jurisdictions, states and counties designated by the Subscribers.  Subsequent to the Closing, the Company and Subsidiaries will also execute all such documents reasonably necessary in the opinion of the Subscribers to memorialize and further protect the security interest described herein which will be prepared and filed at the Company’s expense with the jurisdictions, states and filing offices designated by the Subscribers.

4.   Subscriber Representations and Warranties.  Each Subscriber hereby represents and warrants to and agrees with the Company that:

(a)   Organization and Standing of the Subscriber.   Subscriber, to the extent applicable, is an entity, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)   Authorization and Power.   Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined herein) and to purchase the Note being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement and the other Transaction Documents have been duly authorized and executed and when delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

(c)   No Conflicts.   The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)   Information on Company.    Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission and to the Company's filings made with the Commission available at the EDGAR website five days preceding the Closing Date (hereinafter referred to collectively as the “Reports”). Subscribers are not deemed to have any knowledge of any information not included in the Reports unless such information is delivered in the manner described in the next sentence. In addition, Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.  Such Subscriber has relied on the Reports and Other Written Information in making its investment decision.

(e)   Information on Subscriber.   Subscriber is, and will be at the time of the conversion of the Note, an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding such Subscriber is accurate.

(f)   Purchase of Note.  On the Closing Date, such Subscriber will purchase the Note as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)   Compliance with Securities Act.   Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.   In any event, and subject to compliance with the applicable securities laws, the Subscriber may enter into hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities or interest in the Securities, and deliver the Securities or the interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.

(h)   Conversion Shares Legend.  The Conversion Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)   Note Legend.  The Note shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE –OR-EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)   Communication of Offer.  The offer to sell the Securities was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)   Restricted Securities.   Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.

(l)   No Governmental Review.   Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)   Correctness of Representations.  Such Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

(n)   Survival.  The foregoing representations and warranties shall survive the Closing Date and for a period of two years thereafter.

5.   Company Representations and Warranties.  Except as set forth in the Schedules, the Company represents and warrants to and agrees with each Subscriber that:

(a)   Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect.  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity or is under the actual control of the Company. As of the Closing Date, all of the Company’s Subsidiaries and the Company’s ownership interest therein is set forth on Schedule 5(a).

(b)   Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(c)   Authority; Enforceability.  This Agreement, the Note, Conversion Shares, Security Agreement, and any other agreements, delivered or required to be delivered, together with or pursuant to this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and/or Subsidiaries as the case may be, and are valid and binding agreements of the Company and Subsidiaries as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company and Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d)   Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company or Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 5(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock or equity.

(e)   Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, Subsidiaries or any of their Affiliates, the OTC Bulletin Board (the “Bulletin Board”) or the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company and Subsidiaries of their obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s Board of Directors. Except for the requirement to file the Transaction Documents with the Commission, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(f)   No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance nor sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)    violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)    result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of Subscriber as described herein; or

(iii)    result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)    result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)   The Securities.  The Securities upon issuance:

(i)    are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)    have been, or will be, duly and validly authorized and on the dates of issuance of the Note and the Conversion Shares upon conversion of the Note, such Note and Conversion Shares will be duly and validly issued, fully paid and nonassessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended, subject only to Rule 144.

(iii)    will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(iv)    will not subject the holders thereof to personal liability by reason of being such holders; and

(v)    assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)   Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator relating to the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)   No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)   Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since June 30, 2011 and except as disclosed in the Reports or modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)   Defaults.  The Company is not in violation of its articles of incorporation or bylaws.   The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(l)   No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action nor suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(m)   No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(n)   No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company’s business since December 31, 2010 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(o)   No Undisclosed Events or Circumstances.  Since December 31, 2010, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(p)   Dilution.   The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Note is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(q)   No Disagreements with Accountants.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants, nor have there been any such disagreements during the two years prior to the Closing Date.

(r)   Investment Company.   Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s)   Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.  As of the Closing Date, the Company is not considered a “shell company” as those terms are employed in Rule 144 under the 1933 Act.

(t)   Listing.  The Company's Common Stock is quoted on the Bulletin Board under the symbol GRHU.  The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation.  The Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

(u)   DTC Status.  The Company's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company’s transfer agent is set forth in Schedule 5(u) hereto.

(v)   Company Predecessor and Subsidiaries.  The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (k), (n), (o), and(t) of this Agreement, as same relate or could be applicable to each Subsidiary.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Section 9 shall relate, apply and refer to the Company and Subsidiaries and their predecessors and successors.

(w)   Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date, provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(x)           Survival.  The foregoing representations and warranties shall survive the Closing Date and for a period of two years thereafter.

6.           Regulation D Offering.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. The Company will provide, at the Company’s expense, such legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Note and Conversion Shares pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

7.1.   Conversion of Note.

(a)    Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h).  If and when a Subscriber sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration, has been filed with the Commission is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Subscriber or its agent confirms in writing to the transfer agent that Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Conversion Shares without restrictive legend and the Conversion Shares will be free-trading, and freely transferable.  In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend, if such sale is intended to be made in conformity with Rule 144(i)(2) of the 1933 Act, or for 90 days if pursuant to the other provisions of Rule 144 of the 1933 Act, provided that Subscriber delivers all reasonably requested representations in support of such opinion.

(b)    Each subscriber will give notice of its decision to exercise its right to convert its Note, interest, or part thereof by telecopying, or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement.  Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed a “Conversion Date.”  The Company will itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Conversion Shares issuable upon conversion of the Note to Subscriber via express courier for receipt by Subscriber within three (3) business days after the Conversion Date (such third day being the ”Delivery Date”).  In the event the Conversion Shares are electronically transferable, then delivery of the Conversion Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber. A Note representing the balance of the Note not so converted will be provided by the Company to Subscriber if requested by Subscriber, provided Subscriber delivers the original Note to the Company.

(c)    The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 7.1 hereof, could result in economic loss to the Subscriber.  As compensation to Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note, the amount of $25 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered.  The Company shall pay any payments incurred under this Section upon demand.  Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Conversion Shares within seven (7) business days after the Delivery Date, Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

7.2.   Mandatory Redemption at Subscriber’s Election.  In the event of a Change in Control (as defined below), then at the Subscriber’s election, the Company must pay to the Subscriber ten (10) business days after request by Subscriber (“Change in Control Calculation Period”), a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by Subscriber by 125%, plus accrued but unpaid interest and any other amounts due under the Transaction Documents (the “Change in Control Mandatory Redemption Payment”). The Change in Control Mandatory Redemption Payment must be received by Subscriber not later than ten (10) business days after request (“Change in Control Mandatory Redemption Payment Date”). Upon receipt of the Change in Control Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding.  The Subscriber may rescind the election to receive a Change in Control Mandatory Redemption Payment at any time until such payment is actually received.  Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by Subscriber shall be credited against the Change in Control Mandatory Redemption Payment.  For purposes of this Section 7.2, “Change in Control” shall mean (other than as a result of the Merger (i) the Company  becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (ii) the sale, lease or transfer of substantially all the assets of the Company or its Subsidiaries, or (iii) a majority of the members of the Company’s board of directors as of the Closing Date no longer serving as directors of the Company, except as a result of natural causes or as a result of hiring additional outside directors in order to meet appropriate stock exchange requirements, unless prior written consent of the Subscribers had been obtained by the Company.  The foregoing notwithstanding, Subscriber may demand and receive from the Company the amount stated above or any other greater amount which Subscriber is entitled to receive or demand pursuant to the Transaction Documents.

7.3.   Adjustments.   The Conversion Price and amount of Conversion Shares issuable upon conversion of the Note shall be equitably adjusted and as otherwise described in this Agreement and the Note.

7.4.   Redemption.    The Note shall not be redeemable or callable by the Company, except as described in the Note.

8.   Fees.      The Company shall pay to Law Offices of Michael H. Freedman, PLLC a fee of $5,000 (the “Subscriber’s Legal Fees”) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Offering.  The Subscriber’s Legal Fees shall be payable out of the Purchase Price at the Closing Date.

9.   Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)   Stop Orders.  Subject to the prior notice requirement described in Section 9(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws only if at least two business days prior notice of such instruction is given to the Subscribers.

(b)   Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Conversion Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Note are outstanding.  The Company will maintain the quotation or listing of its Common Stock on the NYSE Alternext, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 9(n), the Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

(c)   Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)   Filing Requirements.  From the date of this Agreement and until the last to occur of (i) two (2) years after the Closing Date, (ii) until all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), (iii) the Note is no longer outstanding or (iv) the Merger (the date of such latest occurrence being the “End Date”), the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)   Use of Proceeds.   The Company will substantially employ the proceeds of the Offering for the purposes set forth on Schedule 9(e) hereto.  Except as described on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, nor payment of financing related debt, nor redemption of outstanding Note or equity instruments of the Company nor non-trade payables outstanding on the Closing Date.

(f)   Reservation.   Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 125% of the amount of Common Stock necessary to allow Subscribers to be able to convert all of the Note (“Required Reservation”). Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Note.  Without waiving the foregoing requirement, if at any time Note are outstanding the Company has reserved on behalf of the Subscribers less than 120% of the amount necessary for full conversion of the outstanding Note principal and interest at the conversion price that would be in effect on every such date (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen days after the first day the Company has reserved less than the Minimum Required Reservation.  The Company agrees to provide notice to the Subscribers not later than three days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.

(g)   DTC Program.  At all times that Note are outstanding, the Company will employ as the transfer agent for the Common Stock and Conversion Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

(h)   Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i)   Insurance.  As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(j)   Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(k)   Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l)   Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.  Schedule 9(l) hereto identifies all of the intellectual property owned by the Company and Subsidiaries.

(m)    Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(n)   Confidentiality/Public Announcement.   From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K and the registration statement or statements regarding the Subscriber’s Securities or in correspondence with the SEC regarding same, it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by a Subscriber or only to the extent required by law.  In any event and subject to the foregoing, the Company undertakes to file a Form 8-K describing the Offering not later than the fourth (4th) business day after the Closing Date.  Prior to the Closing Date, such Form 8-K will be provided to Subscribers for their review and approval.  In the Form 8-K, the Company will specifically disclose the nature of the Offering and amount of Common Stock outstanding immediately after the Closing, not including any Conversions.  Upon delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note or Conversion Shares are held by Subscribers, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company shall within one business day after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Subscribers prior to delivery of such notice or information.  Subscribers will be granted sufficient time to notify the Company that such Subscriber elects not to receive such information.   In the case that Subscriber elects not to receive such information, the Company will not deliver such information to Subscribers.  In the absence of any such Company indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

(o)   Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide a Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 9(n) above. The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Company agrees that any information known to Subscriber not already made public by the Company may be made public and disclosed by the Subscriber.

(p)   Negative Covenants.   So long as a Note is outstanding, without the consent of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)    create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired, except for:  (A)  the Excepted Issuances (as defined in Section 11(a) hereof), (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a “Permitted Lien”);

(ii)    amend its articles of incorporation or bylaws so as to materially and adversely affect any rights of the Subscribers (an increase in the amount of authorized shares and an increase in the number of directors will not be deemed adverse to the rights of the Subscribers);

(iii)    repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)    engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary, or fees for services rendered, or payment of sums previously advanced in cash or securities of the Company as previously described in the Reports, (ii) reimbursement for authorized expenses incurred on behalf of the Company, (iii) for other employee benefits including stock option agreements under any stock option plan of the Company disclosed in the Reports, or (iv) other transactions disclosed in the Reports; or

(v)    pay, prepay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations (except with respect to vendor obligations), any such obligations which in management’s good faith, reasonable judgment must be repaid to avoid disruption of the Company’s businesses. The Company agrees to provide Subscribers not less than ten (10) days notice prior to becoming obligated to or effectuating a Permitted Lien or Excepted Issuance, provided, however that failure to give notice shall not be deemed an Event of Default or breach of a covenant.

(q)   Offering Restrictions.   For so long as the Note are outstanding, the Company will not enter into or exercise any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”).  For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).  Until six months after the Closing Date, for so long as any Note is outstanding, except for the Excepted Issuances, the Company will not enter into an agreement to issue nor issue any equity, convertible debt or other securities convertible into Common Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscribers.

(r)   Seniority.   Except for Permitted Liens, until the Note are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any equity or assets of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Note in or to such equity, assets or payment, nor issue or incur any debt not in the ordinary course of business.

(s)   Notices.   For so long as the Subscribers hold any Securities, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(t)   Transactions With Insiders.  So long as the Note are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual.  “Affiliate” for purposes herein, with respect to any person or entity, shall mean another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “Controls” for purposes of the Transaction Documents means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.  For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

(u)   Stock Splits.  For so long as the Note are outstanding, the Company will not engage in any stock splits without the consent of Subscribers.

(v)   Notice of Event of Default.  The Company agrees to notify Subscriber of the occurrence of an Event of Default (as defined and employed in the Transaction Documents) not later than ten (10) days after any of the Company’s officers or directors becomes aware of such Event of Default.

10.1.   Registration Rights.  If the Company or any successor or parent company shall determine at any time to file with the Commission a registration statement in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8, or other similar limited purpose form)(the “Registration Statement”), the Company will give written notice of such determination to the Subscriber.   Upon receipt of a written request from Subscriber within thirty (30) days after receipt of any such notice from the Company, the Company will, except as herein provided, at its sole cost and expense (other than customary underwriting discounts or commissions) cause all Conversion Shares (the “Registrable Securities”) to be included in such Registration Statement, all or to the extent required to permit the sale or disposition by Subscriber of such Conversion Shares. The obligation of the Company under this provision shall be unlimited as to the number of Registration Statements to which it applies, but shall terminate four (4) years after the Closing Date.

10.2.   Expenses.  All expenses incurred by the Company in complying with Section 10, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” The Company will pay all Registration Expenses in connection with any registration statement described in Section 10.

10.3.   Indemnification and Contribution.

(a)    In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 10, the Company will, to the extent permitted by law, indemnify and hold harmless the Subscriber, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Subscriber, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Subscriber or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Subscriber, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities are registered or under the 1933 Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and subject to the provisions of Section 10.3(c), reimburse the Subscriber, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Subscriber to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Subscriber failed to send or deliver a copy of the final prospectus delivered by the Company to the Subscriber with or prior to the delivery of written confirmation of the sale by the Subscriber to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Subscriber in writing specifically for use in such registration statement or prospectus.

(b)    In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 10, each Subscriber severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Subscriber will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Subscriber, as such, furnished in writing to the Company by such Subscriber specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Subscriber hereunder shall be limited to the net proceeds actually received by the Subscriber from the sale of Registrable Securities pursuant to such registration statement.

(c)    Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10.3(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.3(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.3(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)    In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Subscriber, or any controlling person of a Subscriber, makes a claim for indemnification pursuant to this Section 10.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.3 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Subscriber or controlling person of the Subscriber in circumstances for which indemnification is not provided under this Section 10.3; then, and in each such case, the Company and the Subscriber will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Subscriber is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Subscriber will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Subscriber hereunder shall be limited to the net proceeds actually received by the Subscriber from the sale of Registrable Securities pursuant to such registration statement.

10.4.   Delivery of Unlegended Shares.

(a)    Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Conversion Shares or any other Common Stock held by Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)   DWAC.   In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Subscribers, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)   Late Delivery of Unlegended Shares.   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 10.4 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $25 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 10.4 for an aggregate of thirty days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 120% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)   Injunction.  In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 10.4 and the Company is required to deliver such Unlegended Shares pursuant to Section 10.4, the Company may refuse to deliver Unlegended Shares based on a claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law or a violation of this Agreement.

11.    (a)   Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) as such plans are constituted on the Closing Date, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms disclosed in the Reports, and (v) as a result of the conversion of Note which are granted or issued pursuant to this Agreement on the unamended terms in effect on the Closing Date (collectively, the foregoing (i) through (v) are “Excepted Issuances”), if at any time the Note are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, without the consent of the Subscribers, then the Conversion Price shall automatically be reduced to such other lower price.  Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price in effect upon such issuance.  The rights of Subscribers set forth in this Section 11(a) are in addition to any other rights the Subscribers have pursuant to this Agreement, the Note, any other Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties.

12.   Covenants of the Company Regarding Indemnification.

(a)    The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers’ officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b)    In no event shall the liability of the Company or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by the Company or successor upon the sale of Securities.

13.   Miscellaneous.

(a)   Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Greenhouse Holdings, Inc.
Attn: John Galt, President
5171 Santa Fe Street
Suite J
San Diego, California  92109
Telephone: (858) 275-2626
Facsimile: (949) 315-3827

If to the Subscribers:

Premier Alliance Group, Inc.
Attn: Mark Elliott, President
4521 Sharon Road
Charlotte, North Carolina
Phone: (704) 521-8077
Facsimile: (704) 521-8078

(b)   Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.  The Note may not be sold, pledged, or otherwise transferred from the original purchaser without the prior written consent of the Company, which will not be unreasonably withheld.

(c)   Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d)   Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)   Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 12(d) hereof, the Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)   Damages.   In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.  In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g)   Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(h)   Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)   Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)   Severability.   In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(k)   Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(l)   Consent.   As used in this Agreement and the Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of holders of not less than a majority of the outstanding Principal Amount of Note on the date consent is requested (such Subscribers being a “Majority in Interest”).  A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(m)   Maximum Liability.   In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares.

(n)   Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(o)   Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(p)   Adjustments.   The Conversion Price, amount of Conversion Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted and as otherwise described in this Agreement and the Note.

 [Remainder of Page Intentionally Left Blank]

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

Greenhouse Holdings, Inc., a Nevada corporation

Dated: October __, 2011	By:	/s/
Name: John Galt
Title: President

SUBSCRIBER	PURCHASE PRICE	NOTE PRINCIPAL
PREMIER ALLIANCE GROUP, INC. ___________________________________ By: Mark S. Elliott, President	$500,000	$500,000

[Signature Page to Subscription Agreement]

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B	Form of Security Agreement

Schedule 5(a)	Subsidiaries

Schedule 5(d)	Additional Issuances / Capitalization

Schedule 5(u)	Transfer Agent

Schedule 5(e)	Use of Proceeds

Schedule 5(l)	Intellectual Property